Exhibit 16.1

October 8, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Xtant Medical Holding, Inc.’s statements included under Item 4.01 of its Form 8-K filed on October 8, 2018 and we agree with such statements concerning our firm.

/s/ EKS&H LLLP
EKS&H LLLP